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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 26, 2001


                                 EARTHLINK, INC.
               (Exact Name of Registrant as Specified in Charter)

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
        DELAWARE                   001-15605                       58-2511877
(State of Incorporation)     (Commission File Number)  (IRS Employer Identification Number)
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                            1375 PEACHTREE STREET, NW
                                     LEVEL A
                             ATLANTA, GEORGIA 30309
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: 404-815-0770

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ITEM 5.  OTHER EVENTS.

         On April 26, 2001, EarthLink, Inc., a Delaware corporation, (the "Company") announced the appointment of Mr. Austin M. Beutner to the Company's Board of Directors. Mr. Beutner was appointed as a Class I director to fill a vacancy created by the earlier resignation of a former Class I member. Mr. Beutner, and the other Class I members, will stand for re-election at the Company's 2003 annual meeting of stockholders.

         Also, on April 26, 2001, the Company announced that Mr. Reed E. Slatkin had resigned from the Board of Directors. Mr. Slatkin, a Class II director, was standing for re-election at the Company's upcoming annual meeting of stockholders. As a result of his resignation, he is no longer standing for re-election. The other two director nominees who are standing for re-election, Mr. Michael S. McQuary and Mr. Linwood A. Lacy, Jr., are now the only director nominees to be elected at the Company's meeting of stockholders.

         A copy of the Company's published April 26, 2001 press release regarding the foregoing matters is attached to this Current Report on Form 8-K as Exhibit A.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EARTHLINK, INC.

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Date:  April 26, 2001                   By:


                                        /s/ Charles G. Betty
                                        --------------------
                                        Charles G. Betty
                                        Chief Executive Officer
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EXHIBIT A
---------


PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE               Contacts:                              MEDIA
---------------------                                             Dan Greenfield
                                                          404-815-0770 ext 22889

                                                              INVESTOR RELATIONS
                                                                 Mike Gallentine
                                                          404-815-0770 ext 22153


I.   AUSTIN M. BEUTNER NAMED TO EARTHLINK'S BOARD OF DIRECTORS

ATLANTA, APR. 26, 2001 - EarthLink (NASDAQ: ELNK) today announced that Austin M. Beutner has been named to the company's Board of Directors.

         Mr. Beutner, 41, is a co-founder and president of Evercore Partners, co-chairman of Evercore Capital Partners and chairman and chief executive officer of Evercore Ventures. He serves on the Board of Directors of American Media, Inc., business.com, Continental Energy Services, eCompanies LLC, Encoda Systems, Energy Partners, Ltd., Telenet N.V., and Vertis, Inc.

         "We are very excited about the appointment of Austin Beutner to our Board of Directors," said Garry Betty, EarthLink's chief executive officer. "He will provide added experience and leadership as EarthLink enters new markets and continues to grow our subscriber base while we keep a careful eye on achieving greater operating efficiencies and reaching profitability."

         Mr. Beutner's appointment coincides with the resignation of Reed E. Slatkin from the EarthLink Board of Directors. Mr. Slatkin was one of the founding investors in EarthLink Network, which merged with MindSpring Enterprises in February 2000 to form EarthLink, Inc.

         In announcing today's changes, Betty said, "EarthLink has greatly benefited from the important contributions made by Reed Slatkin in helping early on to transform the company into a leading national Internet service provider."

         In addition to Garry Betty, the EarthLink Board of Directors includes Sky Dayton, the company's chairman, Michael S. McQuary, EarthLink's president, and Robert M. Kavner, Linwood A. Lacy, Jr, and Philip W. Schiller.


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A. ABOUT EARTHLINK

         The #1 Provider of the Real Internet-TM-, EarthLink brings the magic of the Internet to approximately 4.8 million subscribers every day. Headquartered in Atlanta, EarthLink provides a full range of innovative access, hosting and e-commerce solutions to thousands of communities through over 7,500 dial-up points of presence, and broadband and wireless technologies. EarthLink is committed to doing an exceptional job of pleasing its subscribers, shareholders and the community by following the Company's Core Values and Beliefs [http://www.earthlink.net/about/mission.html]. Information about EarthLink services is available by calling 800-395-8425 and through EarthLink's Web site at www.earthlink.net.

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